Exhibit 99.1

SUBSERVICING AGREEMENT

Deutsche Mortgage & Asset Receiving Corporation,

COMM 2014-CCRE17

Commercial Mortgage Pass-Through Certificates

Dated as of May 1, 2014

By and Between

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

and

BERKELEY POINT CAPITAL LLC

Subservicer

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LIST OF EXHIBITS

Schedule I                     Mortgage Loan Schedule

Exhibit “A”                     Day One Report

Exhibit “B”                     Inspection Reports

Exhibit “C”                     Quarterly Reports

Exhibit “D”                     Remittance Reports

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THIS SUBSERVICING AGREEMENT dated as of May 1, 2014 is between Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns permitted under the PSA, the “Master Servicer” or “Midland”), and Berkeley Point Capital LLC (together with its successors and permitted assigns hereunder, the “Subservicer”).

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the “PSA”) dated as of May 1, 2014, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland, as Master Servicer and as Special Servicer, U.S. Bank National Association, as Trustee, Deutsche Bank Trust Company Americas, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor with respect to the Deutsche Mortgage & Asset Receiving Corporation COMM 2014-CCRE17 Commercial Mortgage Pass-Through Certificates (a copy of which has been delivered to the Subservicer), the Master Servicer shall be servicing the Mortgage Loans on behalf of the Trust.

The Master Servicer and the Subservicer desire to enter into an agreement whereby the Subservicer assumes and agrees to perform certain of the Master Servicer’s servicing responsibilities with respect to the Mortgage Loans as more specifically set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals in the above Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA, and the following capitalized terms shall have the respective meanings set forth below.

“Accepted Subservicing Practices”:  As defined in Section 2.01 hereof.

“Additional Subservicing Compensation”:  As defined in Section 5.01 hereof.

“Agreement”:  This Subservicing Agreement, as the same may be amended or modified by the parties from time to time.

 “CREFC® Reporting Format”:  The CREFC® Investor Reporting Package reporting and data format; provided, however, that if such format is no longer applicable or in existence, then such other commercial mortgage servicing industry standard reporting and data format reasonably approved by the Master Servicer.

“Day One Report”:  With respect to each of the Mortgage Loans, the report setting forth the Monthly Payment for the current month and the amount of any Unscheduled Payments, Balloon Payments, Principal Prepayments, and Prepayment Premiums for which the Subservicer has received notice, substantially in the form attached hereto as Exhibit “A”.

“Inspection Reports”:  The inspection reports substantially in the form attached hereto as Exhibit “B”.

“Master Servicer”:  As defined in the first paragraph of this Agreement.

“Mortgage Loan”:  Each of the mortgage loans identified on the Mortgage Loan Schedule.

“Mortgage Loan Schedule”:  The schedule of certain mortgage loans that is annexed to the Subservicer’s signature page included herewith, which schedule sets forth certain information with respect to such mortgage loans, including, without limitation, the related Subservicing Fee Rate.

“PSA”:  As defined in the above Preliminary Statement to this Agreement.

“Quarterly Reports”:  The quarterly reports and certifications substantially in the form attached hereto as Exhibit “C”.

 “Remittance Reports”: The remittance reports substantially in the form attached hereto as Exhibit “D”.

“Responsible Officer”:  Any officer or employee of the Subservicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Subservicer”:  As defined in the first paragraph of this Agreement.

“Subservicer Accounts”:  The Collection Accounts and the Borrower Accounts maintained by the Subservicer hereunder in the name of the Subservicer in trust for the Master Servicer on behalf of the Trustee in trust for the benefit of the Holders.

“Subservicer Termination Event”:  Any subservicer termination event as set forth in Section 7.01 hereof.

“Subservicing Fee”:  With respect to each Mortgage Loan and for any Distribution Date, that portion of the Subservicing Fee payable by the Master Servicer to the Subservicer, which shall be an amount per calendar month equal to the product of the Subservicing Fee Rate and the Stated Principal Balance of such Mortgage Loan, as determined on the same basis as for the calculation of the Master Servicing Fee under the PSA.

“Subservicing Fee Rate”:  The per annum rate for each Mortgage Loan as set forth in the related Mortgage Loan Schedule.

“Subservicing File”:  With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Subservicer to perform its obligations hereunder and any additional documents or information related thereto maintained or created in any form by the Subservicer, including, without limitation, all analysis, working papers, inspections reports, written communications with any Borrower, and all other information collected from or concerning any Borrower or the related Mortgaged Property in the Subservicer’s possession.

“Subservicer Remittance Date”:  With respect to any Determination Date, the Business Day immediately following such Determination Date.

ARTICLE II.

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01. Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Subservicer to perform, and the Subservicer hereby agrees to perform, servicing with respect to all of the Mortgage Loans throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.  The Subservicer shall perform its services hereunder in accordance with (a) applicable laws, (b) the terms and provisions of the Mortgage Loans, (c) the express terms hereof and the PSA, (d)  subject to Section 2.03(b) hereof, the reasonable directions and instructions of the Master Servicer (including, without limitation, the forms and report formats reasonably requested by the Master Servicer) and (e) all requirements pertaining to the performance of such services under the PSA, including, without limitation, the Servicing Standard.  The above-described servicing standards are herein referred to as “Accepted Subservicing Practices.”

Section 2.02. Subservicing.

To the extent necessary for the Subservicer to comply with applicable laws, or if otherwise consented to by the Master Servicer, the Subservicer may enter into any subservicing agreement with another subservicer that would permit such subservicer to perform any or all of the Subservicer’s servicing responsibilities under this Agreement.  Notwithstanding any subservicing agreement, the Subservicer shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement to the same extent and under the same terms and conditions as if the Subservicer were servicing the Mortgage Loans alone.

Section 2.03. Authority of Subservicer.

(a) Except as otherwise provided herein and subject to the terms of this Agreement and the Master Servicer’s limitations of authority as Master Servicer under the PSA, in performing its obligations hereunder, the Subservicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Subservicer shall not take any of the following actions with respect to any Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent may be in the form of an asset business plan approved in writing by the Master Servicer and shall be subject to the prior approval of the Special Servicer or the Directing Holder, if so required under the PSA, which approvals shall be requested by the Master Servicer and upon receipt of all approvals by Master Servicer, Subservicer shall proceed to close such transactions):

(i) the modification, waiver or amendment, whether or not material, of or with respect to any Mortgage Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, release or addition of any collateral for any Mortgage Loan or relate to any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

(ii) the granting or withholding of consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest of an owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

(iii) the granting or withholding of consent to any request for approval to place subordinate financing on a Mortgaged Property;

(iv) the determination of whether or not to release proceeds of condemnation or casualty insurance to the Borrower under any Mortgage Loan;

(v) the waiver of any Penalty Charge or Prepayment Premium under any Mortgage Loan;

(vi) the waiver of any late Penalty Charges in connection with any delinquent scheduled payment or Balloon Payment with respect to any Mortgage Loan;

(vii) any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with any Mortgage Loan;

(viii) the permitting of or modification of a Mortgage Loan to permit a Principal Prepayment of a Mortgage Loan on a date other than its Due Date;

(ix) any action requiring the consent of the Master Servicer, the Directing Holder, the Trustee, the Certificate Administrator or the Special Servicer under the PSA;

(x) the granting or withholding consent to any request for defeasance of any Mortgage Loan;

(xi) the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise; or

(xii) the authorizing of any Servicing Transfer Event under PSA Section 3.23(a) and as defined in the definition of Specially Serviced Loan; provided, however, that if the Subservicer determines that a Servicing Transfer Event should occur, the Subservicer shall immediately provide to the Master Servicer notice of such event along with the Subservicer’s recommendation and supporting documentation and further provide to the Master Servicer additional information as the Master Servicer reasonably requests.

(b) Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Subservicer shall take any action that is directed by the Master Servicer which relates to the Subservicer’s obligations under this Agreement; provided, however, that the Subservicer shall not be obligated to take any such action to the extent that the Subservicer determines in its reasonable discretion that such action may cause (i) a violation of applicable laws, court orders or restrictive covenants with respect to any Mortgage Loan or Mortgaged Property or (ii) a violation of any term or provision of a Mortgage Loan.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01. Services as Subservicer.

With respect to each Mortgage Loan subject to this Agreement, the Subservicer shall, in accordance with Accepted Subservicing Practices and subject to the supervision of the Subservicer by the Master Servicer, perform the following servicing activities on behalf of the Master Servicer:

(a) the Subservicer shall perform the duties and obligations of the Master Servicer as the Master Servicer under PSA Sections 2.01(a) (servicing files), 2.01(c) (letters of credit), 2.03(d) and (e) (repurchase of loans and Section 15Ga-1 reporting), 2.03 (f), (g) (subject to Section 3.01(a)(vi) below) and (i) (repurchase and substitution of loans), 2.06(b) (REMIC compliance), 3.01 (general servicing), 3.02 (liability when subservicing), 3.03 (collections), 3.04 (taxes, assessments, similar items and escrows), 3.05 (collection account), 3.07 (investment of funds), 3.08 (insurance), 3.09 (due-on sale/encumbrance enforcement) (subject to Section 2.03 hereof), 3.11 (release of files), 3.13 (reporting, rent rolls and operating statements), 3.14 (access), 3.17 (inspections), 3.20 (lock-box accounts, cash collateral accounts, escrow accounts and reserve accounts), 3.23 (servicing transfers) 3.24 (special instructions), 3.25 (certain rights and obligations), 3.26 (modifications, waivers, amendments and consents), 3.27 (intercreditor matters), 4.04 (REMIC compliance) and Article X (Exchange Act reporting and Regulation AB compliance); provided, however, that:

(i) no Subservicer shall have any obligation to make Advances, provided that the Subservicer shall promptly notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred;

(ii) Section 5.01 hereof shall control with respect to which fees or charges the Subservicer may retain under PSA Sections 3.06 and 3.12;

(iii) PSA Section 3.07 shall only be applicable with respect to the Subservicer Accounts;

(iv) any reports, certifications and other documentation which are required to be provided by the Master Servicer to the Trustee, the Certificate Administrator, the Depositor, the Directing Holder, Mortgage Loan Seller or the Special Servicer shall be provided by the Subservicer to the Master Servicer or as otherwise directed by the Master Servicer;

(v) the Subservicer shall not be responsible for any mortgage loan pool-wide reporting, including, without limitation, preparing, signing and filing with the appropriate Person any reports, statements and information under PSA Section 4.02; and

(vi) except as otherwise provided for in this Agreement and for so long as the Subservicer is an affiliate of the applicable Mortgage Loan Seller, the Subservicer shall not be responsible for enforcing the obligations of such Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement as provided for in the first paragraph of Section 2.03(g) of the PSA, but if Subservicer is not an affiliate of the applicable Mortgage Loan Seller, then the Subservicer shall perform all duties and obligations required under Section 2.03(g) of the PSA;

(b) the Subservicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Subservicer of the occurrence of any event that causes, or with notice or the passage of time or both, would cause any Mortgage Loan to become a Specially Serviced Loan in accordance with the definition of “Specially Serviced Loan” set forth in the PSA;

(c) the Subservicer shall promptly advise the Master Servicer of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such issues between the Subservicer and any Borrower or any third party in connection with the Subservicer’s obligations hereunder;

(d) with respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by the Subservicer hereunder, the Subservicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities;

(e) on or before 12:00 noon Central Time on each Subservicer Remittance Date, the Subservicer shall deliver to the Master Servicer the Remittance Reports which reflect activity with respect to the Mortgage Loans through and including the close of business on the date which is the Determination Date; and the Subservicer shall, to the extent necessary, deliver to the Master Servicer a follow-up report in similar format which reflects additional activity with respect to the Mortgage Loans through and including the date of any follow-up remittance;

(f) on or before 12:00 noon Central Time on each Subservicer Remittance Date, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts on deposit in the Collection Account maintained by the Subservicer as of the close of business on the date which is one (1) Business Day prior to such Subservicer Remittance Date; and the Subservicer shall remit to the Master Servicer within one (1) Business Day after receipt, any payments received by the Subservicer after such initial remittance; and each of the foregoing remittances of funds may be net of any Subservicing Fees due and payable to the Subservicer as payments in the nature of Additional Subservicing Compensation;

(g) the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, any whole or partial Balloon Payments, Unscheduled Payments, Principal Prepayments, or any Prepayment Premium and any interest thereon within one (1) Business Day after receipt; and on the date of such remittance, the Subservicer shall deliver to the Master Servicer the Remittance Reports relating to such remittance;

(h) on a quarterly and annual basis each year, the Subservicer shall prepare and deliver to the Master Servicer on or before the date that is fifteen (15) days after the end of the respective quarter, the Quarterly Reports;

(i) on a quarterly and annual basis each year, the Subservicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC® Reporting Format and on or before the date that is thirty (30) days after receipt of the related financial statements, prepare and deliver to the Master Servicer a report summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Borrower and each related guarantor collected by the Subservicer pursuant to PSA Section 3.13(d), which report shall be provided in electronic format and shall be substantially in the form of the CREFC® Financial File included in the CREFC® Reporting Format (or in such other reporting format as reasonably requested by the Master Servicer);

(j) the Subservicer shall prepare and deliver to the Master Servicer within thirty (30) days of any property inspection, the Inspection Reports summarizing the results of any property inspections performed by the Subservicer pursuant to PSA Section 3.17(a);

(k) the Subservicer shall prepare and deliver to the Master Servicer the Day One Report on the first Business Day of each calendar month;

(l) if it discovers or receives notice of any document Defect or Breach, the Subservicer shall promptly notify the Master Servicer in writing of such document Defect or Breach;

(m) the Subservicer shall provide the Master Servicer with such reports and other information (in the Subservicer’s possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of the Mortgage Loans by the Subservicer hereunder in order for the Master Servicer to perform its duties under the PSA;

(n) the Subservicer shall notify the Master Servicer in writing within five (5) Business Days after the Subservicer discovers or receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection; and the Subservicer shall promptly provide to the Master Servicer a copy of any written Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection received by the Subservicer; and

(o) with respect to letters of credit, if any, as the Master Servicer is required to hold original letters of credit under the PSA, the Subservicer shall hold such original letters of credit if the Subservicer has (i) a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsourced such responsibility to a third party vendor, which vendor shall be satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

Section 3.02. Portfolio Manager.

(a) The Subservicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer’s supervisory authority over the Subservicer hereunder.

(b) The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Subservicer and to provide to the Subservicer information, materials and correspondence relating to the Mortgage Loans and the related Borrowers which may be necessary or appropriate to enable the Subservicer to perform its obligations hereunder.

Section 3.03. Maintenance of Errors and Omissions and Fidelity Coverage.

The Subservicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering the Subservicer’s officers and employees acting on behalf of the Subservicer in connection with its activities under this Agreement in form and amount which satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.08(d).  The Subservicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s request a certificate of insurance or other evidence of such bond and insurance.  The Subservicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance.

Section 3.04. Delivery and Possession of Servicing Files.

The Subservicer hereby acknowledges receipt of the Subservicing Files.  The contents of each Subservicing File delivered to the Subservicer are and shall be held in trust by the Subservicer for the benefit of the Trust Fund as the owner thereof; the Subservicer’s possession of the contents of the Subservicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Subservicer shall be in a custodial capacity only.  The Subservicer shall release its custody of the contents of the Subservicing File only in accordance with written instructions from the Master Servicer, and upon request of the Master

Servicer, the Subservicer shall deliver to the Master Servicer the Subservicing File or a copy of any document contained therein.

Section 3.05. Annual Compliance Statements.

(a) The Subservicer shall, on or before March 5th (with a grace period to March 10th) of each year, commencing in March 2015, deliver to the Master Servicer an Officer’s Certificate stating, as to the signer thereof, that (i) a review of such Subservicer’s activities during the preceding calendar year or portion thereof and of such Subservicer’s performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such Subservicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Officer’s Certificate shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Subservicer.  Subservicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Subservicer as to the nature of any failures by the Subservicer with respect to the Mortgage Loans in the fulfillment of any of the Subservicer’s obligations hereunder.  In any year that the Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Subservicer shall not be required to deliver such statement until April 1 of such year.

(b) In the event the Subservicer is terminated or resigns pursuant to the terms of this Agreement, Subservicer shall provide an annual statement of compliance pursuant to this Section 3.05 with respect to the period of time that Subservicer was subject to this Agreement.

Section 3.06. Annual Independent Public Accountants’ Servicing Report.

(a) On or before March 5th (with a grace period to March 10th) of each year, commencing in March 2015, the Subservicer, at its own expense, shall furnish to the Master Servicer a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by Subservicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that Subservicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by Form 10-K, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Subservicer.

(b) Each such report shall be addressed to the Master Servicer and signed by an authorized officer of Subservicer, and shall address the Relevant Servicing Criteria set forth in Section 10.12 of and Schedule II to the PSA.  Subservicer shall cooperate with the Master

Servicer and/or the Depositor if either party consults with the Subservicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(c) In any year that the Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Subservicer shall not be required to deliver such assessments until April 1 of such year.

(d) Subservicer hereby acknowledges and agrees that the Relevant Servicing Criteria set forth in Section 10.12 of and Schedule II to the PSA is appropriately set forth with respect to Subservicer.

(e) In the event the Subservicer is terminated or resigns pursuant to the terms of this Agreement, Subservicer shall provide an annual assessment of compliance pursuant to this Section 3.06, coupled with an attestation as required in Section 3.07 with respect to the period of time that Subservicer was subject to this Agreement.

Section 3.07. Annual Independent Public Accountants' Attestation Report.

(a) On or before March 5th (with a grace period to March 10th) of each year, commencing in March 2015, the Subservicer shall, at its own expense, cause a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer to the effect that (i) it has obtained a representation regarding certain matters from the management of Subservicer, which includes an assertion that Subservicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether Subservicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and Subservicer.

(b) Subservicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Subservicer as to the nature of any defaults by Subservicer in the fulfillment of Subservicer's obligations hereunder.

(c) In any year that the Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, the Subservicer shall not be required to deliver such report until April 1 of such year.

Section 3.08. Sarbanes-Oxley Certification.

(a) On or before March 5th (with a grace period to March 10th) of each year commencing in March 2015, the Subservicer shall provide to the Master Servicer (for delivery to the Certifying Person), a Performance Certification in the form attached as Exhibit AA to the PSA, on which the Master Servicer, the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and each entity’s officers, directors and Affiliates (collectively the Certification Parties) can reasonably rely.  In addition, Subservicer shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.05 hereof, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 3.06 hereof and (iii) accountant’s report provided pursuant to Section 3.07 hereof, and shall include a certification in the Performance Certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Subservicer to enable such accountants to render the certificates provided for in Section 3.07 hereof.  In the event the Subservicer is terminated or resigns pursuant to the terms of this Agreement, the Subservicer shall provide a certification to the Master Servicer for delivery to the Certifying Person pursuant to this Section 3.08 with respect to the period of time it was subject to this Agreement.  Each such Performance Certification shall be provided in EDGAR compatible format, or in such other format agreed upon by the Master Servicer and the Subservicer.  Notwithstanding the foregoing, nothing in this Section 3.08 shall require Subservicer (i) to certify or verify the accurateness or completeness of any information provided to Subservicer by third parties, (ii) to certify information other than to Subservicer’s knowledge and in accordance with Subservicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by Subservicer have been completed except as they have been left blank on their face.

(b) Notwithstanding anything to the contrary contained in this Section 3.08, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, Subservicer shall not be required to deliver any certification under this Section 3.08.

Section 3.09. Delivery of Mortgage Loan Purchase Agreement.

Following the Master Servicer's receipt of the Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of such Mortgage Loan Purchase Agreement to the Subservicer.

ARTICLE IV.

PRESERVATION OF THE REMICS.

The Subservicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised the Subservicer in writing that it or the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an adverse event with respect to the Grantor Trust could occur with respect to such action.

ARTICLE V.

SUBSERVICER’S COMPENSATION AND EXPENSES

Section 5.01. Subservicing Compensation.

(a) As compensation for its activities hereunder, the Subservicer shall be entitled to receive the Subservicing Fee.  Anything herein to the contrary notwithstanding, the Subservicer shall be paid such Subservicing Fee at such times as, and only to the extent that, the Master Servicer receives its Master Servicing Fee and the Servicing Fee with respect to each Mortgage Loan under the PSA.  Except as provided below, any reductions in the Servicing Fee that may be required under the PSA with respect to Prepayment Interest Shortfalls shall not affect the amount of the Subservicing Fee payable to the Subservicer and, consequently, the Subservicer shall not be entitled to any Prepayment Interest Excess; provided, however, that in the event of a breach of Section 2.03(a)(viii) by the Subservicer, on or before 1:00 p.m. New York City time on the Subservicer Remittance Date following such breach, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, the amount as of any Distribution Date equal to the aggregate amount of Prepayment Interest Shortfall incurred in connection with principal prepayments received in respect of the Mortgage Loans. If such Prepayment Interest Shortfall is not remitted to the Master Servicer by 1:00 p.m. New York City time on the Subservicer Remittance Date, then the Subservicer shall also remit to the Master Servicer the Prepayment Interest Shortfall and full interest on such Prepayment Interest Shortfall at the Advance Rate from and including such Subservicer Remittance Date but excluding the date that such Prepayment Interest Shortfall is received by the Master Servicer.

(b) The Subservicer shall also be entitled to retain, with respect to each related Mortgage Loan, as additional Subservicing compensation (the “Additional Subservicing Compensation”), the following: (i) to the extent the Master Servicer is entitled to retain such amounts under the PSA and actually received such amounts, all late fees (to the extent the Subservicer is performing the related collection work and to the extent not required to be offset against outstanding interest on Advances with respect to the related Mortgage Loan under PSA Section 3.12, reserves required to be funded pursuant to the terms of the related Mortgage Loan, and principal and interest due with respect to the related Mortgage Loan), all amounts collected for checks returned for insufficient funds, all charges for beneficiary statements or demands, 50% of the Master Servicer’s share of any assumption fees and assumption application fees, and 50% of the Master Servicer’s share of any extension fees, modification fees or consent fees; and (ii) subject to PSA Section 3.07, any interest or other income earned on deposits in the related Subservicer Accounts; provided, however, that the Subservicer shall be required to promptly remit to the Master Servicer any amounts received from or on behalf of any Borrower which the Subservicer is not entitled to retain under this paragraph.

(c) Except as otherwise provided herein or in the PSA, the Subservicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

ARTICLE VI.

THE MASTER SERVICER AND THE SUBSERVICER

Section 6.01. Subservicer Not to Assign; Merger or Consolidation of the Subservicer.

(a) Except as otherwise provided in Section 6.01(b) hereof, or in Sections 2.02 or 3.02 hereof, the Subservicer shall not assign this Agreement for any reason or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written consent of the Master Servicer.

(b) The Subservicer shall not resign from its obligations and duties hereunder without giving the Master Servicer sixty (60) days prior written notice thereof or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of the Subservicer’s rights, powers, duties and obligations under this Agreement; provided, however, that only fifteen (15) days prior written notice shall be required in connection with a resignation of the Subservicer as a result of the Master Servicer’s failure to consent to any matters set forth in this Section 6.01.

(c) The Subservicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (including its commercial mortgage servicing assets) to any Person, in which case any Person into which the Subservicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, provided that, in any such case, the Subservicer has obtained the prior written consent of the Master Servicer and such Person meets the requirements of the PSA.  Such successor shall be deemed to have assumed all of the liabilities of the Subservicer hereunder, and upon written demand by the Master Servicer, such successor shall be required to promptly execute and deliver to the Master Servicer an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement from and after the date of such agreement.  Notwithstanding anything to the contrary, the Subservicer shall promptly notify the Master Servicer, the Certificate Administrator and the Trustee in the event the Subservicer becomes an Affiliate of the Trustee.

Section 6.02. Liability and Indemnification of the Subservicer and the Master Servicer.

(a) Neither the Subservicer nor any of the Affiliates, directors, officers, employees, members, managers, representatives or agents of the Subservicer shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any Affiliate, representative, member, manager, director, officer, employee or agent of the Subservicer against any breach of its representations, warranties or covenants made herein, or against any expense or liability specifically required to be borne by Subservicer without right of reimbursement pursuant to the terms hereof, or against any specific liability imposed on the Subservicer pursuant to Section 2.01 hereof, for a breach of the Accepted Subservicing Practices, or against any liability which would otherwise be imposed on the Subservicer by reason of the Subservicer's willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. The Subservicer and any Affiliate, representative, director, officer, member, manager, agent or employee of the Subservicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(b) The Subservicer and any director, officer, member, manager, representative, agent, employee or Affiliate of the Subservicer shall be indemnified and held harmless by the Master Servicer against any loss, liability or expense in connection with any legal action incurred by reason of (1) the Master Servicer’s willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations hereunder and (2) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, this Agreement, the transactions contemplated by this Agreement, other than any loss, liability, damage, claim, judgment, cost, fee, penalty, fine, forfeiture or other expense (including reasonable legal fees and expenses) (i) that is specifically required to be borne by Subservicer without right of reimbursement pursuant to the terms hereof or (ii) incurred by reason of a breach of any representation or warranty by Subservicer, or by reason of the willful misconduct, bad faith, fraud or negligence of Subservicer in the performance of its respective duties hereunder or negligent disregard of its respective obligations or duties under this Agreement; provided, however, that the indemnification under clause (2) above shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust on behalf of the Subservicer for such indemnification.

(c) The Master Servicer and any Affiliates, directors, officers, employees, members, managers, representatives or agents of the Master Servicer shall be indemnified and held harmless by the Subservicer against any and all liability, claim, loss, cost (including reasonable attorney's fees), penalty, expense, judgment, fee, fine, forfeiture or damage of the Master Servicer resulting from (i) any breach by the Subservicer of a representation or warranty made by it herein or in the Pooling and Servicing Agreement or (ii) any willful misconduct, bad faith, fraud or negligence by the Subservicer in the performance of its obligations or duties hereunder or under the PSA or by reason of negligent disregard of such obligations or duties. The Master Servicer and any Affiliate, representative, director, officer, member, manager, agent or employee of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(d) The Subservicer shall indemnify and hold harmless the Master Servicer and any director, officer, representative, agent, member, manager, employee or Affiliate of the Master Servicer from and against any losses, damages, penalties, fines, forfeitures, legal fees, claims, fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) a breach of the Subservicer's obligation to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement and the PSA, (ii) the negligence, bad faith or willful misconduct on the Subservicer's part in the performance of such obligations, (iii) any failure by Subservicer to identify itself (or any subservicer the Subservicer enters into a subservicing agreement with pursuant to Section 2.02 hereof) as a Servicing Function Participant pursuant to the PSA, (iv) any failure by Subservicer to comply with the obligations of a Servicing Function Participant under the PSA or (v) any Deficient Exchange Act Deliverable provided by Subservicer.

In addition, the Subservicer shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under any applicable sub-subservicing agreement) with the Depositor and the Master Servicer as necessary for the Depositor and the Master Servicer to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable Reporting Requirements.

In connection with comments provided to the Depositor from the Commission regarding information provided by the Subservicer, which information is contained in a report filed by the Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor's filing of such report, upon receipt of such comments from the Depositor, the Master Servicer shall promptly provide to the Subservicer any such comments which relate to the Subservicer. Subservicer shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or the Master Servicer's, as applicable, response to the Commission, unless Subservicer elects, with the consent of the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission. If such election is made, the Subservicer shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) Subservicer shall use reasonable efforts to keep the Depositor and the Master Servicer informed of its progress with the Commission and copy the Depositor and the Master Servicer on all correspondence with the Commission and provide the Depositor and the Master Servicer with the opportunity to participate (at the Depositor's or Master Servicer's, as applicable, expense) in any telephone conferences and meetings with the Commission and (ii) the Master Servicer shall cooperate with the Subservicer in order to authorize the Subservicer and its representatives to respond to and negotiate directly with the Commission with respect to any comments received from the Commission relating to Subservicer and to notify the Commission of such authorization. The Master Servicer and the Subservicer shall cooperate and coordinate with each other with respect to any requests made to the Commission for any extension of time for submitting a response or compliance. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission therewith shall be promptly paid by the Subservicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable.

If the indemnification provided for in this Section 6.02(d) is unavailable or insufficient to hold harmless the Master Servicer or any employee, director or officer of the Master Servicer, then the Subservicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the

Subservicer on the other in connection with a breach of the Subservicer’s obligations pursuant to Article X of the PSA, this Agreement or the Subservicer’s negligence, bad faith or willful misconduct in connection therewith.  The Subservicer shall cause any subservicer with which it enters into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

(e) The indemnification, exculpation, and other protections and provisions in this Section 6.02 shall survive the termination of this Agreement or the resignation of the Master Servicer or the Subservicer.

Section 6.03. Representations and Warranties.

The Subservicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof:

(a) The Subservicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(b) The execution and delivery of this Agreement by the Subservicer and its performance and compliance with the terms of this Agreement will not (i) violate the Subservicer's organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, or other material instrument to which the Subservicer is a party or by which it may be bound, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Subservicer, which, in the case of either (ii) or (iii) is likely to materially and adversely affect the Subservicer's ability to perform hereunder or its financial condition;

(c) This Agreement, assuming due authorization, execution and delivery by the Subservicer and, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Subservicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) The Subservicer is not in violation of, and the execution and delivery of this Agreement by the Subservicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any law, order or decree of any court or any order or regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Subservicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

(e) No litigation is pending or, to the best of the Subservicer's knowledge, threatened against the Subservicer which, if determined adversely to the Subservicer, would prohibit the

Subservicer from entering into this Agreement, or, in the Subservicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Subservicer to perform its obligations under the Agreement or the financial condition of the Subservicer;

(f) No consent, approval, authorization or order of any court or governmental agency or body is required under federal, state or local law, for the execution, delivery and performance by the Subservicer or compliance by the Subservicer with this Agreement, except for any consent, approval, authorization, or order which has been obtained or cannot be obtained prior to the actual performance by the Subservicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of the Subservicer to perform its obligations hereunder;

(g) The Subservicer has the full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(h) Each officer and employee of the Subservicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond maintained by the Subservicer in the amounts and with the coverage required by PSA Section 3.08(d); and

(i) The Subservicer is not an Affiliate of the Trustee.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either the Master Servicer or the Subservicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

ARTICLE VII.

EVENTS OF DEFAULT; TERMINATION

Section 7.01. Subservicer Termination Events.

(a) “Subservicer Termination Event”, wherever used herein with respect to any Subservicer, means any one of the following events:

(i) any failure by the Subservicer to remit to the Subservicer Accounts, or to remit to the Master Servicer, any amount required to be so remitted by the Subservicer pursuant to and in accordance with this Agreement; or

(ii) any failure on the part of the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of the Subservicer contained in this Agreement in all material respects, which, in either event, continues unremedied for a period of twenty (20)  (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer, provided, however, if such breach (other than a failure to pay Insurance Policy premiums) is capable of being cured and the Subservicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional twenty (20) days; or

(iii) any breach on the part of the Subservicer of any representation or warranty contained in Section 6.03 hereof, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Subservicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional twenty (20) days; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of forty-five (45) days; or

(v) the Subservicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer, or of or relating to all or substantially all of its property; or

(vi) the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii) either Moody’s or KBRA has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or the Serviced Companion Loan Securities, or (2) placed one or more Classes of Certificates or the Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within sixty (60) days of such actual knowledge by the Subservicer), and, in case of either of clause (1) or (2), citing servicing concerns with the Subservicer as the sole or a material factor in such rating action; or

(viii) a Servicer Termination Event (as defined in the PSA) by the Master Servicer under PSA Section 3.22 or 7.01 which Subservicer Termination Event occurred as a result of the failure of the Subservicer to perform any obligation required hereunder; or

(ix) the failure of the Subservicer to comply with any of the requirements under Sections 3.05, 3.06, 3.07 and 3.08 of this Agreement applicable to such Subservicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Sections 3.05, 3.06, 3.07 and 3.08 of this Agreement which continues unremedied for five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer; or

(x) subject to Section 10.16(c) of the PSA and any applicable grace periods, any failure by the Subservicer to comply with any of the requirements under Article X of the PSA applicable to the Subservicer or Master Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X; or

(xi) subject to Section 3.01(c) of the PSA, the failure of the Subservicer to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor;

then, and in each and every case, so long as an Subservicer Termination Event shall not have been remedied, the Master Servicer may, by notice in writing to the Subservicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, subject to Section 7.02 hereof, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith.  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Subservicer Termination Event.  On or after the receipt by the Subservicer of such written notice of termination from the Master Servicer, all authority and power of the Subservicer in this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, and the Subservicer agrees to cooperate with the Master Servicer in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including, without limitation, the remittance of funds and the transfers of the Subservicing Files as set forth in Section 7.02.  Notwithstanding the foregoing, upon any termination of the Subservicer, the Subservicer will be entitled to receive all accrued and unpaid Subservicing Fees and Additional Subservicing Compensation through the date of termination.

(b) Upon discovery by the Subservicer of any Subservicer Termination Event (but regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Subservicer shall give prompt written notice thereof to the Master Servicer.

(c) The Master Servicer may waive in writing any default by the Subservicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Subservicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.02. Termination of Agreement.

(a) This Agreement shall be terminated with respect to any Subservicer:

(i) pursuant to Section 3.01(c) of the PSA and Section 7.01 hereof, if the Master Servicer elects to terminate the Subservicer following an Subservicer Termination Event (except as provided in close (ii) below);

(ii) immediately by the Master Servicer (or at the Depositor's request to the extent the Depositor has a right to request termination under the PSA) pursuant to Section 7.01(x) or (xi) hereof and PSA Section 3.01(c)(ii);

(iii) upon resignation by the Subservicer as provided in Section 6.01 hereof;

(iv) with respect to any Mortgage Loan, in the event such Mortgage Loan (A) becomes a Specially Serviced Loan or (B) is substituted, purchased or repurchased pursuant to PSA Sections 2.03, 3.16 or 9.01;

(b) If the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and obligations of the Master Servicer under this Agreement as provided in PSA Section 3.01(a), and the Subservicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Subservicer does hereby attorn to the Trustee, as the Master Servicer hereunder, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer hereunder.  The Subservicer agrees, however, upon written demand by the Trustee to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Subservicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement.  References to the Trustee under this Section 7.02, shall include any successor Master Servicer under the PSA.

(c) Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Subservicer which may have accrued through the date of termination hereunder.  In connection with any such termination, the terminated Subservicer shall (i) remit all funds in the related Subservicer Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Subservicing Fees and Additional Subservicing Compensation through the termination date which are due and payable to the Subservicer, (ii) deliver all related Subservicing Files to the Master Servicer or to Persons designated by the Master Servicer, and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loans.  All rights of the terminated Subservicer relating to the following after such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement or termination of the Trust: (y) indemnification pursuant to Section 6.02; and (z); the payment of its Subservicing Fees and Additional Subservicing Compensation which in any such case accrued under the terms of this Agreement on or before the date of such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01. Rating Agency Communications.

(a) Except as required by the PSA or by law, the Subservicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency or any NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency or NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates and requests for Rating Agency Confirmation.  All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA.  To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency or NRSRO in accordance with its obligations under the PSA and such information or communication is regarding the Mortgage Loans or the subservicing by the Subservicer under this Agreement, the Subservicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.  None of the foregoing restrictions in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Subservicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Subservicer, (ii) such Rating Agency’s or NRSRO’s approval of the Subservicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Subservicer’s servicing operations in general; provided, that the Subservicer shall not provide any information relating to the Certificates or the Mortgage Loans to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property and other deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(b) The Subservicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon the Subservicer’s breach of this Section 8.01 (including, without limitation, a determination by a Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), but solely to the extent such determination is caused by a breach of this Section 8.01 by the Subservicer), and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred

Section 8.02. Amendment.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and may be amended from time to time by the Master Servicer and the Subservicer only by written agreement executed by the party or parties against whom the enforcement of such amendment is sought.  Master Servicer shall not consent to any modification to the PSA in any manner which would increase the obligations or limit the rights of the Subservicer under the PSA or under this Agreement without the prior consent of the Subservicer (which consent shall not be unreasonably withheld).

Section 8.03. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(b) TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE

FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

(c) TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 8.04. Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a) if to the Subservicer, as set forth on each signature page included herewith; and

(b) if to the Master Servicer:

   by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, KS 66225-5965
Attention:  Executive Vice President - Division Head
Facsimile No.: (913) 253-9001

or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association
    10851 Mastin, Suite 300
Overland Park, KS 66210
Attention:  Executive Vice President - Division Head

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attn:  Kenda Tomes
Facsimile No.:   (816) 412-9338

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons.  All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered U.S. mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy.

(c) To the extent that any demand, notice or communication hereunder is given to any Subservicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and any Subservicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.  To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of any Subservicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Subservicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 8.05. Consistency with PSA; Severability of Provisions.

This Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies.  If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto.  To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 8.06. Inspection and Audit Rights.

The Subservicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer, during the Subservicer’s normal business hours, reasonable access at its principal servicing offices to examine all books of account, records, reports and other documents of the Subservicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to the Mortgage Loans with the Subservicer’s officers and employees.

Section 8.07. Protection of Confidential Information.

The Subservicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans, the Mortgaged Properties or the Borrowers except to the extent that the Subservicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Subservicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Subservicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Subservicer is disseminating general statistical information relating to the mortgage loans being serviced by the Subservicer (including the Mortgage Loans) so long as the Subservicer does not identify the owner of the Mortgage Loans or the Borrowers.

Section 8.08. Binding Effect; No Partnership; Counterparts.

Subject to Section 6.01 hereof, with respect to the Subservicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Subservicer shall be rendered as an independent contractor for the Master Servicer.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8.09. Third Party Beneficiaries.

The Trustee for the benefit of the Certificateholders shall be a third party beneficiary under this Agreement, but (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder in accordance with PSA Sections 3.01(c) and 3.01(d)), none of the Trust, the Trustee, the Depositor, the Certificate Administrator, Special Servicer or any Certificateholder shall have any duties under this Agreement or any liabilities arising from this Agreement.

Section 8.10. Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

 [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Master Servicer and the Subservicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Lawrence D. Ashley
Name:	Lawrence D. Ashley
Title:	Senior Vice President ("Master servicer")

[SIGNATURE AND NOTICE ADDRESS PAGES AND MORTGAGE LOAN
SCHEDULES FOR THE SUBSERVICER TO FOLLOW]

[Berkeley-Midland Subservicing Agreement – COMM 2014-CCRE17 – Midland Signature Page]

BERKELEY POINT CAPITAL LLC

By: /s/ Nancy Guanci

Name: Nancy Guanci

Title: Vice President

By: /s/ Ellen D. Miller

Name: Ellen D. Miller

Title: Managing Director ("Subservicer")

Notices:

Berkeley Point Capital LLC
One Beacon Street 14th Floor
Boston, MA 02108
Attention: Director and Head of Servicing
Fax Number: 617-722-5050

With a copy to:

Berkeley Point Capital LLC
4550 Montgomery Avenue Suite 1100
Bethesda, MD 20814
Attention: General Counsel
Fax Number: 240-752-8123

[Berkeley-Midland Subservicing Agreement – COMM 2014-CCRE17 – Berkeley Signature Page]

SCHEDULE I

Mortgage Loan Schedule

Property Name	Principal Balance	Subservicing Fee Rate (basis points)
Marble Cliff Commons	26,625,000.00	2.50

[Berkeley-Midland Subservicing Agreement – COMM 2014-CCRE17 – Schedule]

EXHIBIT “A”

(Day One Report)

(see attached)

A-1

Subservicer Name: _________________________________
Deal Name: ______________________________________
Reporting Period: _________________________________					DAY ONE REPORT

Midland Loan #	Sub Loan #	Beg. Scheduled Prin Bal	Actual Paid To Date	Schdeuled Principal Balance	Prepayment Penalty	Prepayment Date	Scheduled Interest Payment	Scheduled Principal Payment	Scheduled P&I	Servicing Fee Rate	Servicing Fee	Net Remittance

TOTALS:

A-2

EXHIBIT “B”

(Inspection Reports)

(see attached)

Mortgage Bankers Association	Version: 1.22
Property Inspection Workbook Tools

General Purpose Tools

Select Check Spelling to run Excel's spell checker on all property inspection worksheets.

Select Print to display the MBA Property Inspection worksheet selection form where you can select the worksheet(s) to print.

Company Logo

See MBA Reference Guide for Property Inspection Report for instructions to insert logo

MBA INSPECTION FORM KEY

Mortgage Bankers Association
Standard Property Inspection Form Definitions
For additional information, please refer to the MBA Inspections White Paper
Ratings Definitions
1
New or like new condition
All major building components are new or like new
All vacant units/space are rent ready & reflect the highest current market standards
No deferred maintenance items (only routine maintenance)
No life safety or code violations exist
Positive impact to marketability
Deferred Maintenance and Life Safety - No actions are required

2
Above average condition for the property's age and market, minimal wear and tear
All major building components in functional condition
All vacant units/space are rent ready or in the process of being made rent ready
No deferred maintenance items (only routine maintenance)
No life safety or code violations exist
No impact to marketability
Deferred Maintenance and Life Safety - No actions are required

3
Normal condition for the property's age and market, general wear and tear.
All major building components in functional condition
Most vacant units or space are rent ready or in the process of being made rent ready
Minimal deferred maintenance and routine maintenance items with costs that can be funded by normal operations
No/minor life safety or code violations exist
No impact to marketability
Deferred Maintenance and Life Safety - Appropriate actions are planned or in progress

4
Deteriorating condition for the property's age and market
A building component is not in fully functional condition
Few rent-ready units or space
Limited major deferred maintenance &/or numerous minor deferred maintenance items
Some life safety or code violations exist
Negative impact to marketability
Deferred Maintenance and Life Safety - Actions are not addressed as quickly as required and/or further action is necessary - additional monitoring may be appropriate

5
Inferior conditions
Multiple building components non-functional
Vacant units or space are in poor to down condition
Severe deferred maintenance items
Multiple life safety or code violations exist
Negative impact to marketability
Deferred Maintenance and Life Safety - No Action taken and/or further action is necessary - additional monitoring is appropriate

Not Applicable	No components exist (therefore, no rating is possible)
Not Accessible
No component was visible due to inability to view the condition based on access, life safety, weather conditions or other blockages.
Deferred maintenance items can not be determined based on lack of access
Further action or review may be required

Copyright 2008 Mortgage Bankers Association, Washington, DC

General Info

Company Name/Logo		Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Servicer, Loan and Contact Information
Servicer Name		Contact Company
Owner of Loan		Contact Name	/
Investor Number		Contact Phone
Investor Loan #		Contact Email
Property ID		Addt'l ID #1 (editable)
Original Loan Amount		Addt'l ID #2 (editable)
Loan Balance (UPB)		O&M Plan(1)
Loan Balance as of Date		Report Reviewed By	/
(1) Includes ALL Plans (such as, but not limited to, Operations & Maintenance, Moisture Management and Environmental Remediation)
Property and Inspector Information
Property Name		Primary Property Type
Property Address		Secondary Property Type
Property City		Inspection Company
Property State		Inspection Co. Phone
Property Zip		Inspector's Name	/
Inspector's ID

Lender's or Servicer's General Comments or Instructions to Inspector for Subject Property:

Property Inspector's General Comments or Suggestions to Lender or Servicer on the Subject Property:

Overview of Property Information
Number of Buildings	Year Built
Number of Floors	Total Square Feet (Gross)
Number of Elevators	Total Sq. Feet (Net / Rentable)
Number of Parking Spaces	Occupied Space
Number of Units / Rooms / Beds	Vacant Space
Rent Roll obtained at Inspection	Total Percent Occupied
Total Number of Down Units / Rooms / Beds	Annual Occupancy
Unit of Measurement Used	Annual Turn Over

Property Offers Rental Concessions	If yes, please describe concessions:

Copywrite 2008 Mortgage Bankers Association, Washington, DC

General Info

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Franchise Name		Franchise change since last inspection

Number of Occupied Units Inspected		Number of Vacant Units Inspected

Is there any dark space?	Describe:
Is there any down space?	Describe:

Capital Expenditures
Describe in detail Repairs, Replacements or Capital Improvements	Identified Cost	Status

Neighborhood and Site Comparison Data
Is the area declining or distressed			Percent Use - %
Is there any new construction in the area			Single Family
Top 2 Major	1.	Name or Type	Multifamily
Competitors:		Distance	Commercial
	2.	Name or Type	Industrial
		Distance	Undeveloped	100%

Describe area, surrounding land use & overall trends (include location in relation to subject property - N, S, E, W):

Management Company Information
Management Company Name	Phone Number
On Site Contact /	Mgmt Interview
Role or Title of Contact	Length of time at property
Management Affiliation	Change since last inspection

Other Information
Additional Collateral Description Information

Copywrite 2008 Mortgage Bankers Association, Washington, DC

Physical Condition & DM

Standard Inspection Form
Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Physical Condition Assessment and Deferred Maintenance

Property Assessment

Physical Condition	Overall Rating	Trend	Representative Components (Not all-inclusive)	Inspector Comments

Curb Appeal			Comparison to Neighborhood; First Impression / Appearance

Site
Subject Property Appearance; Signage; Ingress/Egress; Landscaping; Site Lighting; Parking Lot; Striping; Garage/Carports; Irrigation System; Drainage; Retaining Walls; Walkways; Fencing; Refuse Containment & Cleanliness, Hazardous Material Storage

Building / Mechanical systems
HVAC; Electrical; Boilers; Water Heaters; Fire Protection; Sprinklers; Plumbing; Sewer; Solar Systems; Elevators/ Escalators; Chiller Plant; Cooling Towers; Building Oxygen Systems; Intercom System; PA System; Security Systems

Building Exteriors			Siding; Trim; Paint; Windows; Exterior Entry Ways; Stairs; Railings; Balconies; Patios; Gutters; Downspouts; Foundations; Doors; Façade; Structure (Beam/Joist)

Building Roofs			Roof Condition; Roof Access; Top Floor Ceilings; Shingles/ Membrane; Skylights; Flashing; Parapet walls; Mansard roofs

Occupied Units / Space
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements/Attics

Vacant Units / Space / Hotel Rooms
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements/Attics

Down Units / Space / Hotel Rooms
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements/Attics

Interior Common Areas
Mailboxes; Reception Area; Lobby; Food Courts; Dining Areas; Kitchen; Halls; Stairways; Meeting Rooms; Public Restrooms; Storage; Basement; Healthcare Assistance Rooms; Pharmacy / Medication Storage; Nurses Station

Copyright 2008 Mortgage Bankers Association, Washington, DC

Physical Condition & DM

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Amenities	Pool; Clubhouse; Gym; Laundry Area / Rooms; Playground; Wireless Access; Restaurant/Bar; Business Center; Sport Courts; Spa; Store; Media Center
Management Competence	Professionalism; Ability to respond to questions; Knowledge of property; Knowledge of neighborhood/ market; Preparedness for inspection; Had all requested paperwork; Tenants notified

Exterior - Additional description of the property conditions:

Interior - Additional description of the property conditions:

Deferred Maintenance Items

Identify Item and Describe Condition (including location)	Rating	Photo #	Life Safety	Est. Cost

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Photos

Mgmt Interview

Company Name/Logo		Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Management Information & Interview

Management Company Name		Phone Number
Name of Information Source	/	Email Address
Role or Title of Information Source		Length of time at property
Management Affiliation		Mgmt change from last inspection

In your opinion, how does the property perform compared to similar properties in the area?
In your opinion, what is the average percentage of vacancy in similar properties in the area?
Based on market survey, what is the current average rents paid in the area ($ per square foot/units/beds)?
In your opinion, explain the reason for any variance on vacancy & rents between the market and the subject property:

In the past 12 months, have there been any fires, significant water intrusion or other property damage?
If yes, explain the location on the property, costs associated, any insurance claims submitted, resolution & leaseability:

In the past 12 months, to the best of your knowledge, have any code violations been received?
If yes, please describe the violation, the costs associated and any resolution or outstanding issues:

Is the property undergoing any significant rehab/construction?
If yes, explain the location, size and estimated costs:

Is the property in compliance with ALL O&M Plan(s)?
(Plans such as, but not limited to, Operations and Maintenance, Moisture Management and Environmental Remediation.)
If no, please explain which plan(s), the requirements, noncompliance items and estimated costs:

Any change or violations of a Franchise Agreement or License(s) at the property?
If yes, please explain any change or violation, costs & any resolution or outstanding issues:

To the best of your knowledge, are there any lawsuits pending that may negatively impact the property?
If yes, please explain:

Other Information or Comments:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Multifamily
Standard Inspection Form

Inspection Date			Time		Property City
Loan Number					Property State/Country		/
Property Name					Overall Property Rating

Multifamily, Mobile Homes, Cooperative Housing, Student Housing

Property Information

Heat at the Property					Gas at the Property
Water at the Property					Trash at the Property
Electric at the Property					Cable at the Property
Change to Major Employer					If yes, describe:
Change to Commercial/Retail					If yes, describe:

Unit Breakdown

# of Bedrms	# of Bath	# of Units	Avg Ft2 / Unit	Monthly Rent	# Occupied	# Vacant	# Down	# Inspected

Totals

Tenant Profile
Corporate		Military	Seasonal		Seniors	Students	Other	100%

Property Condition

Detailed Report of Units Inspected

Unit #	# of Bedrms	# of Bath	Square Feet	Asking Rent	Current Use		Overall Condition

Copyright 2008 Mortgage Bankers Association, Washington, DC

Healthcare

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Healthcare, Nursing Home, Hospitals

Property Information

General Information

Total Number of Beds	Number of Beds Occupied
% Occupied

New Patients Currently being Accepted	Admission Waiting Period
Proximity to a Hospital

Level of Care Breakdown

Unit Type	Total # Beds	Total # Beds Occupied	Total # Units	Total # Units Occupied	Avg. S.F. / Unit	Monthly Rent	# Beds Vacant

Totals

Administrator's Name	/	Length of Time at Property
Director of Nursing's Name	/	Length of Time at Property

Direct Care Staff Numbers	Day	Evening	Night	Comments
Nurses -	RNs
Nurses -	LPNs
Other Direct Care
Non Direct Care Personnel
Total Staff

Regulatory / Licensing Agency Information

Name of the Agency	Contact Person	/
Expiration Date of Operating License	All Licenses Current
Date of last Medicare inspection	Property Medicare Certified
Date of last Medicaid inspection	Property Medicaid Certified
Please describe any violations, costs associated, resolution or outstanding issues:

Copyright 2008 Mortgage Bankers Association, Washington, DC

Healthcare

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Property Condition
Handrails in the halls		Exits clearly marked
Grab bars present in rest rooms		Intercom System
Staff interacts well with residents		Generator Function
Facility looks and smells clean
Additional description of any safety or deficiency issues observed:

Units or Beds Inspected

Down Units (List the unit #)

Detailed Report of Units Inspected

Unit #	# of Bedrms	# of Bath	Square Feet	Asking Rent	Current Use	Overall Condition

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country		/
Property Name		Overall Property Rating

Rent Roll

Rent Roll Attached		(Select One)
Rent Roll Summary Attached
Single Tenant Property		Lease expires:
Hospitality Property		YTD ADR:	RevPAR:	ADO:

Insert Rent Rolls in the space below using Excel commands or via Copy and Paste

Copyright 2008 Mortgage Bankers Association, Washington, DC

Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country
Property Name		Overall Property Rating

Maps

Regional Map

Neighborhood Map

Copyright 2008 Mortgage Bankers Association, Washington, DC

Comprehensive Assessment Addendum

Company Name/Logo	Standard Inspection Form

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Limitations of Field Assessment

Did you experience any of the following limitations to performing this field assessment: (Choose Yes/No)
Management unavailable for interview or management experience on the property is less than six months
Occupied units were unavailable for assessment, or the total number of units available (occupied or unoccupied) was insufficient
Significant portions of the common areas, amenities or basements, etc. were unavailable for assessment
Snow was covering most exterior areas (parking lots, roofs, landscape areas)
Other
None
Comment:

Comprehensive Property Assessment Ratings

1.	Life Safety (Choose the one that applies from the drop down menu):

Comment:

2.	Deferred Maintenance (Choose the one that applies from the drop down menu):

Comment:

3.	Routine Maintenance (Choose the one that applies from the drop down menu):

Comment:

4.	Capital Needs (Choose the one that applies from the drop down menu):

Comment:

5.	Level/Volume of issues noted and appropriate follow-up recommendations (Choose the one that applies from the drop down menu):

Comment:

Overall Rating and Additional Comments

Overall Rating Scale:
1 = No substantial concerns observed. No further action required.
2 = Some minor issues noted. Limited follow-up required.
3 = Substantial and/or critical issues noted. Documented follow-up required.
4 = Overall condition showing signs of deterioration. Documented follow-up with possible action plan required.
5 = Severe deferred maintenance observed. Follow-up and substantial action plan required.

Comment:

Inspector Information

Seller/Servicer Certification	Date:

First Name:
Last name:
Title:
Phone Number:

Copywrite 2008 Mortgage Bankers Association, Washington, DC

Comprehensive Assessment Addendum

Inspection Date	Time	Property City
Loan Number		Property State/Country	/
Property Name		Overall Property Rating

Email Address:

Copywrite 2008 Mortgage Bankers Association, Washington, DC

EXHIBIT “C”

(Quarterly Reports)

(see attached)

Transaction/Securitization Name
Subservicer:
Quarter Ending:	INSURANCE MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	Property Name	Property Address	Effective Date	Expiration Date	Insurance Co.	Type of Coverage	Policy Number	Coverage Amount	Deductible	Escrowed (Y/N)	Loss Payee Endorsement Reflects Trust (Y/N)	Meets Qualified Ins Ratings (Y/N)	Frequency of Disbursement

Note:  Please include one line per Insurance coverage.

The undersigned hereby certifies that it holds in its custody a certificate or other appropriate proof of valid insurance on the individual properties which are securing mortgage loans held by the above referenced "transaction/securitization" which are subserviced by the undersigned on behalf of Midland Loan Services, Inc. The hazard coverage provided by such policies complies with the requirements of the individual loan documents. The properties are correctly identified in the policies, and all improvements thereon to be insured are included and properly described; that the name or names of the insured exactly conform to the names or names in which title is held; that a standard, non contributory clause in favor of _______________________ is or endorsed on the policies. The amount of coverage is not less than the amount required under the individual loan documents.

Certified By:
Date Printed:
Title:

Transaction/Securitization Name
Subservicer:
Quarter Ending:	TAX MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	Property Name	Property Address	Property City	Property State	Property Zip Code	Parcel No.	Tax Authority Name	Tax Type	Next Tax Due Date	Escrowed (Y/N)

Note:  Please include one line per tax parcel.

The undersigned hereby certifies that it has inspected actual tax receipts or has otherwise verified full payment of all real estate taxes for the year __________________________ and prior years on properties covered by all mortgage loans subserviced by it on behalf of Midland Loan Services, Inc., and held by __________________________ excepting only the loans hereinafter listed; the undersigned further certifies that no unredeemed sales certificates or other tax liens are outstanding against any of the aforesaid properties other than as stated below.

Loan Number	Mortgagor	Explanation

Certified By:
Date Printed:
Title:

Transaction/Securitization Name
Subservicer:
Quarter Ending:	UCC MONITORING REPORT

Servicer Loan #	MLS Loan #	Borrower Name	State of Incorporation or State of Residence	Property Name	Filing Type	Filing Location	Original Filing Number	Original Filing Date	Expiration Date	Trust is Named Beneficiary (Y/N)

Note: Please include one line per UCC filing.

The undersigned hereby certifies that it has inspected actual UCC-1 filings or has otherwise verified filing of all UCC-1 documents and further certifies that there has been no lapse in lien position on the collateral secured by said UCC-1 filings for all loans subserviced on behalf of Midland Loan Services, Inc., and held by     ______________________________ .

Certified By:
Date Printed:
Title:

Please forward to Midland Loan Services copies of all filings and attachments.
If copies cannot be supplied, Midland will need the following information:

Exact Name and Address of current beneficiary (if not assigned to the Trust)
Complete Address of the Borrower
Copies of collateral description and legal description

EXHIBIT "D"

(Remittance Reports)

(see attached)

D-1

TRANSACTION NAME:
SUBSERVICER:
FOR DISTRIBUTION DATE:

MASTER SERVICER #	SUBSERVICER LOAN #	BORROWER NAME	BEGINNING BALANCE	PAYMENT AMOUNT	PRINCIPAL AMOUNT	INTEREST AMOUNT	SERVICE FEE	NET INTEREST	NET REMITTANCE	ENDING BALANCE	PAYMENT DATE

TOTALS

D-2